EXHIBIT 99.1

Eversource Energy Reports First Quarter 2016 Results

(HARTFORD, Conn. and BOSTON, Mass. – May 4, 2016)  Eversource Energy (NYSE: ES) today reported first quarter 2016 earnings of $244.2 million, or $0.77 per share, compared with earnings of $253.3 million, or $0.80 per share, in the first quarter of 2015.

Also today, the Eversource Energy Board of Trustees declared a regular quarterly dividend of $0.445 per share, payable June 30, 2016 to shareholders of record as of May 31, 2016.

“We are pleased with our operating and financial performance in the first quarter of 2016 and continue to project earnings of between $2.90 and $3.05 per share for the full year,” said James J. Judge, Eversource Energy president and chief executive officer.  “Additionally, we are continuing to make very solid progress on our longer term strategic infrastructure investments that will help reduce energy costs for our 3.6 million customers, improve the resiliency of our delivery systems, and lower air emissions throughout our region.”

Electric Transmission

Eversource Energy’s transmission segment earned $85.7 million in the first quarter of 2016, compared with earnings of $66.6 million in the first quarter of 2015.  Higher transmission earnings were related to the impact of an order issued in March 2015 by the Federal Energy Regulatory Commission, which resulted in a $12.4 million, or $0.04 per share, after-tax charge in the first quarter of 2015.  First quarter 2016 results also benefited from Eversource Energy’s additional investment in its electric transmission system.

Electric Distribution and Generation

Eversource Energy’s electric distribution and generation segment earned $108.4 million in the first quarter of 2016, compared with earnings of $130.6 million, in the first quarter of 2015.  Lower results primarily reflect the absence in 2016 of certain regulatory orders that benefited NSTAR Electric in the first quarter of 2015.  Additionally, unusually mild weather in the first quarter of 2016, compared with the bitter cold of early 2015 was the primary reason for an 8.5 percent decline in first quarter electric distribution sales in 2016, compared with 2015.  Increased depreciation and property tax expense was largely offset by several items, including lower operations and maintenance costs.

The first-quarter earnings of Eversource Energy’s electric utility subsidiaries are noted below in millions, net of preferred dividends:

	2016	2015
CL&P	$85.7	$67.8
NSTAR Electric	$54.0	$83.1
PSNH	$36.1	$32.0
WMECO	$16.8	$13.2

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment earned $50.9 million in the first quarter of 2016, compared with earnings of $55.6 million in the first quarter of 2015.  Lower results in 2016 primarily reflect very mild weather in the first quarter of 2016, compared with unusually cold weather in the first quarter of 2015.  The impact of the milder weather was partially offset by lower operations and maintenance expense, as well as decoupled rates and a base rate increase at NSTAR Gas, both of which went into effect on January 1, 2016.

Parent and other companies

Parent and other companies lost $0.8 million in the first quarter of 2016, compared with earnings of $0.5 million in the first quarter of 2015.

The following table reconciles consolidated earnings per share for the first quarters of 2016 and 2015:

		First Quarter
2015	Reported EPS	$0.80
	Higher transmission earnings in 2016, including impact of 2015 FERC ROE decision	$0.06
	Lower electric revenues in 2016, including impact of 2015 MA settlement	($0.05)
	Lower firm natural gas revenues in 2016	($0.04)
	Higher property tax and depreciation expense in 2016	($0.02)
	Lower O&M and other	$0.02
2016	Reported EPS	$0.77

Financial results for the first quarters of 2016 and 2015 for Eversource Energy’s business segments and parent and other companies are noted below:

Three months ended:

(in millions, except EPS)	March 31, 2016	March 31, 2015	Increase/ (Decrease)	2016 EPS[1]
Electric Distribution/Generation	$108.4	$130.6	($22.2)	$0.34
Natural Gas Distribution	$50.9	$55.6	($4.7)	$0.16
Electric Transmission	$85.7	$66.6	$19.1	$0.27
Parent and Other Companies	$(0.8)	$0.5	($1.3)	-
Reported Earnings	$244.2	$253.3	($9.1)	$0.77

Retail sales data:

	March 31, 2016	March 31, 2015	% Change
Electric Distribution
Gwh for three months ended
Traditional	6,994	7,500	(6.7%)
Decoupled	6,225	6,948	(10.4%)
Total Electric Distribution	13,219	14,448	(8.5%)

Natural Gas Distribution
Firm volumes in mmcf for three months ended
Traditional	17,985	23,084	(22.1%)
Decoupled	20,151	26,297	(23.4%)
Total Natural Gas Distribution	38,136	49,381	(22.8%)

Eversource Energy has approximately 317 million common shares outstanding.  It operates New England’s largest energy delivery system, serving approximately 3.6 million customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

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Note:  Eversource Energy will webcast a conference call with senior management on May 5, 2016, beginning at 9 a.m. Eastern Time.  The webcast can be accessed through Eversource’s website at www.eversource.com.

1 All per share amounts in this news release are reported on a diluted basis.  The only common equity securities that are publicly traded are common shares of Eversource Energy.  The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole.  EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource parent common shares outstanding for the period.  Management uses this non-GAAP financial measure to evaluate earnings results, provide details of earnings results by business, and more fully compare and explain our first quarter 2016 and 2015 results.  Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy’s businesses.  Non-GAAP financial measures should not be considered as alternatives to Eversource consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance.

This news release includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts.  These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, readers can identify these forward-looking statements through the use of words or phrases such as “estimate, “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances;  actions or inaction of local, state and federal regulatory, public policy and taxing bodies; changes in business conditions, which could include disruptive technology related to Eversource’s current or future business model; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource’s access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource’s reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on the SEC’s website at www.sec.gov.  All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results.  You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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